CALENERGY COMPANY, INC.
                              SUBSIDIARIES AND JOINT VENTURES

Corporations

      American Pacific Finance Company (APFC)                 Delaware
      Bali Energy Ltd.                                        Bermuda
      The Ben Holt International Co., Inc.                    Delaware
      CalEnergy International Services, Inc. (CEISI)          Delaware
      CalEnergy Development Corporation (CEDC)                Delaware
      CalEnergy Imperial Valley Company, Inc.                 Delaware
      CalEnergy International Ltd.                            Bermuda
      CalEnergy International Services, Inc.                  Delaware
      California Energy General Corporation (CEGC)            Delaware
      CalEnergy Operating Company                             Delaware
      California Energy Retail Company, Inc.                  Delaware
      California Energy Yuma Corporation (CEYC)               Utah
      CBE Engineering Co.                                     California
      CE Asia Ltd.                                            Bermuda
      CE Bali Ltd.                                            Bermuda
      CE Casecnan Ltd.                                        Bermuda
      CE Casecnan Water and Energy Company, Inc.              Philippines
      CE Cebu Geothermal Power Company, Inc.                  Philippines
      CE Exploration Company (CEX)                            Delaware
      CE Geothermal, Inc. (CEG)                               Delaware
      CE Holt Company                                         California
      CE Humboldt, Inc. (CEH)                                 Delaware
      CE Ijen Ltd.                                            Bermuda
      CE Indonesia Ltd.                                       Bermuda
      CE International Investments Ltd.                       Bermuda
      CE Luzon Geothermal Power Company, Ltd.                 Philippines
      CE Mahanagdong Ltd.                                     Bermuda
      CE Newberry, Inc. (CEN)                                 Delaware
      CE Philippines Ltd.                                     Bermuda
      China Lake Geothermal Management Company (CLGMC)        Delaware
      China Lake Operating Company (CLOC)                     Delaware
      China Lake Plant Services, Inc. (CLPSI)                 California
      Coso Funding Corp. (CFC)                                Delaware
      Coso Hotsprings Intermountain Power, Inc. (CHIP)        Delaware
      Coso Hotsprings Overland Power, Inc. (CHOP)             Delaware
      Coso Technology Corporation (CTC)                       Delaware
      Desert Valley Corporation                               California
      Fish Lake Power Company                                 Delaware
      Gilbert/CBE Indonesia L.L.C.                            Nebraska
      Himpurna California Energy Ltd.                         Bermuda
      Imperial Magma                                          Nevada
      Intermountain Geothermal Company (IGC)                  Delaware
      Kiewit/Holt Indonesia L.L.C.                            Nebraska
      Magma Generating Company I                              Nevada
      Magma Generating Company II                             Nevada
      Magma Land Company I                                    Nevada
      Magma Netherlands B.V.                                  Netherlands
      Magma Power Company                                     Nevada
      Norming Investments B.V.                                Netherlands
      Ormoc Cebu Ltd.                                         Bermuda
      PT Kiewit Holt Indonesia                                Indonesia
      Patuha Power, Ltd.                                      Bermuda
      Rose Valley Properties, Inc. (RVP)                      Delaware
      Salton Sea Funding Corporation                          Delaware
      Salton Sea Power Company                                Nevada
      Salton Sea Royalty Company                              Delaware
      Tongonan Power Investment, Inc.                         Philippines
      Vulcan Power Company                                    Nevada
      Western States Geothermal Company (WSG)                 Delaware

      JOINT VENTURES/PARTNERSHIPS

      Alto Peak Power Company                                 Philippines
      China Lake Joint Venture                                California
      Coso Energy Developers                                  California
      Coso Finance Partners                                   California
      Coso Finance Partners II                                California
      Coso Land Company                                       California
      Coso Power Developers                                   California
      Coso Transmission Line Partners                         California
      Del Ranch, L.P.                                         California
      Elmore, L.P.                                            California
      Gilbert/CBE L.P.                                        Nebraska
      Kiewit/Holt Philippines, L.P.                           Nebraska
      Leathers, L.P.                                          California
      Salton Sea Brine Processing, L.P.                       California
      Salton Sea Power Generation, L.P.                       California
      Visayas Geothermal Power Company                        Philippines
      Vulcan/BN Geothermal Power Company                      Nevada
      Yuma Cogenration Associates                             Utah